UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1450 Infinite Drive
Louisville, CO 80027
 (Address of principal executive offices)

(303) 222-2128
 (Registrant's telephone number)

___________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

PIPE TRANSACTION

On June 24, 2016 and June 28, 2016, AntriaBio, Inc. (the “Company”, “we”, “us” ,“our” or “AntriaBio”) completed additional closes (collectively, the “Close”) of a private placement transaction (the “PIPE Financing”) with investors (each an “Investor” and collectively, the “Investors”) pursuant to Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Act”) and Rule 506 of Regulation D promulgated thereunder.  In connection with the Close, we entered into Purchase Agreements (collectively, the “Purchase Agreements”) by and between us and each Investor in which we issued to the Investors either Class A Units or Class B Units of the Company (each a “Unit” and collectively, the “Unit”).  Each Class A Unit was priced at $1.10 and consisted of one share of our common stock (an “Offered Share”) and one-half of one common share purchase warrant (a “Warrant”) exercisable at $1.65 per share of our common stock (the “Warrant Shares”) at any time until 5:00 p.m. (Pacific Time) on the date that is sixty (60) months following the Close of the PIPE Financing.  If an Investor had previously invested in one of AntriaBio’s previous private placement transactions and also invested a minimum of $50,000 in this PIPE Financing, then the investor would receive Class B Units.  Each Class B Unit was priced at $1.10 and consists of one Offered Share and one Warrant exercisable at $1.65 per Warrant Shareat any time until 5:00 p.m. (Pacific Time) on the date that is sixty (60) months following the Close of the PIPE Financing.  We issued an aggregate of 1,711,452 Units and received gross cash proceeds of $1.8 million, excluding placement agent compensation, transaction costs, fees and expenses.

Registration Rights

In connection with the PIPE Financing, we granted registration rights to the Investors and the Placement Agent whereby we agreed that within ninety (90) days following the Close of the PIPE Financing, we will file a registration statement (the “Registration Statement”) under the Act, covering the Offered Shares, the Warrant Shares, and the Financing Warrant Shares (as defined below).  We agreed to take all necessary actions and make all necessary filings to keep the Registration Statement effective for a period that extends from the first date on which the United States Securities and Exchange Commission issues an order of effectiveness in relation to the Registration Statement until such date as our legal counsel issues a legal opinion asserting that the Offered shares, Warrant Shares and Financing Warrant Shares are available for resale under Rule 144 of the Securities Act.

The foregoing description of the Purchase Agreement is a summary of the material terms thereof and is qualified in its entirety by the complete text of the form of the Purchase Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on form 8-K.

The foregoing description of the Warrant is a summary of the material terms thereof and is qualified in its entirety by the complete text of the form of the Warrant, which is attached hereto as Exhibit 4.1 to our Current Report on Form 8-K.

PLACEMENT AGENT AGREEMENT

On March 22, 2016, we entered into a placement agent agreement, dated March 22, 2016 with an effective date as of the Initial Close (the “Placement Agent Agreement”) with a placement agent (the “Placement Agent”).  The material terms of the Placement Agent Agreement are as follows:

Upon the closing of an equity financing, if any, as compensation for services provided to the Placement Agent, we agreed that we will pay the Placement Agent: (i) a cash fee equal to 10% of the gross proceeds invested in an equity financing; (ii) a cash fee of 3% of the gross proceeds from the exercise of the warrants; and (iii) a warrant to purchase such number of shares of the Company’s common stock equal to 10% of the gross proceeds of an equity financing.  We also agreed to pay the Placement Agent a non-accountable expense fee equal to $25,000.  The Placement Agent Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Placement Agent, on the other hand, have agreed to indemnify each other against certain liabilities.

As part of the close, we issued to the Placement Agent a warrant (the “Financing Warrant”) pursuant to Section 4(a)(2) of the Act and Rule 506 promulgated thereunder.  The Financing Warrant is exercisable for a period of seven (7) years from the date of issuance with an exercise price of $1.65 per share.  The Financing Warrant contains cashless exercise rights and shall be adjusted both as to the number of shares and price to which they are exercisable, based on any splits, conversions, or reorganizations that affect the Company’s common stock.

On April 11, 2016, we entered into an additional placement agent agreement, dated April 11, 2016 with an effective date as of the Close (the “Second Placement Agent Agreement”) with a second placement agent (the “Second Placement Agent”).  The material terms of the Placement Agent Agreement are as follows:

Upon the closing of an equity financing, if any, as compensation for services provided by the Second Placement Agent, we agreed that we will pay the Second Placement Agent: (i) a cash fee equal to 7% of the gross proceeds invested in an equity financing; and (ii) a warrant to purchase such number of shares of the Company’s common stock equal to 10% of the gross proceeds of an equity financing.  We also agreed to pay the Second Placement Agent reasonable expense fees.  The Second Placement Agent Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Second Placement Agent, on the other hand, have agreed to indemnify each other against certain liabilities.

As part of the close, we issued to the Second Placement Agent a Financing Warrant pursuant to Section 4(a)(2) of the Act and Rule 506 promulgated thereunder.  The Financing Warrant is exercisable for a period of seven (7) years from the date of issuance with an exercise price of $1.65 per share.  The Financing Warrant contains cashless exercise rights and shall be adjusted both as to the number of shares and price to which they are exercisable, based on any splits, conversions, or reorganizations that affect the Company’s common stock.

The foregoing description of the Financing Warrant is a summary of the material terms thereof and is qualified in its entirety by the complete text of the form of the Financing Warrant which is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K.

SERIES A PREFERRED STOCK CONVERSION

On June 24, 2016, the Company and the stockholders of the Series A Preferred Stock consented to convert all of the shares of Series A Preferred Stock into common stock (the “Conversion Shares”).  The conversion occurred at a conversion price of $1.95 per share.  The Company then entered into an Exchange Agreement (the “Exchange Agreement”) with each former shareholder to exchange the Conversion Shares into shares of common stock (the “Exchange Shares”) and related warrants (the “Exchange Warrants”) equal to the Series A Preferred Stock purchase price plus accrued dividends at an exchange rate of $1.10 per Exchange Share and related Exchange Warrant.   The Company converted 3,326,714 shares of Series A Preferred Stock and issued 5,897,678 Exchange Shares and Exchange Warrants. As a result of the conversion and exchange of the Series A Preferred Stock, the Series A Preferred Stock will no longer be deemed outstanding, and all rights with respect to such stock will cease and terminate.

The foregoing description of the Exchange Agreement is a summary of the material terms thereof and is qualified in its entirety by the complete text of the form of the Exchange Agreement which is attached hereto as Exhibit 10.4 to this Current Report on Form 8-K.

RULE 135C NOTICE

We are providing this Current Report on Form 8-K in accordance with Rule 135c under the Act (“Rule 135c”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. Any securities that may be offered pursuant to the Financing or any agreement related thereto including, but not limited to, the Subscription Agreement or any other agreement have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  The sale and issuance of the Offered Shares, Warrants, the Agent’s Warrants, Exchange Shares and Exchange Warrants and the shares issuable upon the conversion or exercise therein have been determined to be exempt from registration under the U.S. Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 7.01. Regulation FD Disclosure.

On June 28, 2016, we issued the press release attached hereto as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
4.1	Form of Warrant
4,2	Form of Agent’s Warrant
10.1	Form of Purchase Agreement
10.2	Placement Agency Agreement, dated March 22, 2016*
10.3	Second Placement Agency Agreement, dated April 11, 2016*
10.4	Form of Exchange Agreement
99.1**	Press Release of AntriaBio, Inc. dated June 29, 2016

*	To be filed with our Annual Report on Form 10-K for the Year Ended June 30, 2016.
**	The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: June 29, 2016	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer & Chairman of the Board

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
4.1	Form of Warrant
4,2	Form of Agent’s Warrant
10.1	Form of Purchase Agreement
10.2	Placement Agency Agreement, dated March 22, 2016*
10.3	Second Placement Agency Agreement, dated April 11, 2016*
10.4	Form of Exchange Agreement
99.1**	Press Release of AntriaBio, Inc. dated June 29, 2016

*	To be filed with our Annual Report on Form 10-K for the Year Ended June 30, 2016.
**	The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.